EXHIBIT 10.3
34, boulevard Haussmann · 75009 Paris · France
T: +33 (0)1 70 39 24 60     F: +33 (0)1 70 39 24 61     www.vistaprint.fr

Monsieur Ernst. J. Teunissen
10, rue Decamps
75016 Paris
France

Remise en main propre.

Objet :    Votre rémunération fixe à compter du 1er juillet 2013 [Re: Your fixed compensation effective July 1, 2013]

Cher Ernst,

Nous vous informons que votre rémunération fixe, telle que mentionnée dans le lettre avenant au contrat de travail du 24 juillet 2012 modifiant votre contrat de travail en date du 7 décembre 2009, a été assujettie à une diminution équivalente à 0.43% pour un salaire annuel fixe et brute de cent trente-neuf mille cinquante Euros (€139,050.00) et ce, effectif de manière rétroactive au 1er juillet 2013. [We are informing you that your fixed compensation, pursuant to the letter dated July 24, 2012 amending your Employment Agreement dated December 7, 2009, has been decreased by 0.43% for an annual base salary of €139,050 (gross) retroactively effective as of July 1, 2013.]

Toutes les dispositions de votre contrat de travail en date du 7 décembre 2009 et de ses avenants en date du 14 octobre 2011 et du 24 juillet 2012 non modifiées par la présente demeurent entièrement applicables entre Vistaprint et vous. [Except as modified by this letter, all other terms and conditions of the Employment Agreement dated December 7, 2009 and the amendments thereto dated October 14, 2011 and July 24, 2012 between Vistaprint and you remain unmodified and in full force and effect.]

Sincères salutations,

Fait à Paris, en deux exemplaires.

/s/ Robert Keane
Robert Keane, CEO

1 septembre 2013